Exhibit 12.1

345 Park Avenue New York, NY 10154-1895	Main 212.407.4000 Fax 212.407.4990 www.loeb.com

September 27, 2024

Tesseract Collective, Inc. 45 Rockefeller Plaza, 20th Floor New York, New York 10111

Ladies and Gentlemen:

We have acted as counsel to Tesseract Collective, Inc., a Delaware corporation (the “Company”), in connection with the Offering Statement on Form 1-A of Tesseract Collective, Inc., a Delaware corporation, File No. 024-12494 (as amended, the “Offering Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Regulation A under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offering by the Company of up to 1,000,000 shares of common stock, $0.0001 par value per share of the Company (the “Shares”) pursuant to a subscription agreement, substantially in the form filed as an exhibit to the Offering Statement, to be entered into by the Company and each purchaser to be identified on the signature pages thereto (the “Subscription Agreement”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter.  We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Subscription Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

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September 27, 2024 Page 2

In rendering the foregoing opinion, we have assumed that: (i) the Offering Statement, and any amendments thereto, shall have been qualified under the Securities Act and will remain qualified at the time of issuance of the Shares thereunder; (ii) the Company will issue and deliver the Shares in the manner contemplated by the offering circular constituting part of the Offering Statement and the Subscription Agreement; and (iii) all Shares will be issued in compliance with applicable federal and state securities laws.

The opinions we express herein are limited to matters involving the Delaware General Corporation Law.  We express no opinion with respect to any other laws.

We are furnishing this opinion in connection with the filing of the Offering Statement in accordance with the requirements of Item 17(12) of Form 1-A under the Securities Act, and may not be relied upon for any other purpose without our prior written consent.  We hereby consent to the filing of this opinion as an exhibit to the Offering Statement and to the reference to our firm under the heading “Legal Matters,” in the offering circular constituting part of the Offering Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP